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                                                                 EXHIBIT 10.4(c)

                     SECOND AMENDMENT TO BMC SOFTWARE, INC.
                       2000 EMPLOYEE STOCK INCENTIVE PLAN

         WHEREAS, BMC Software, Inc. (the "Company") has heretofore adopted the BMC Software, Inc. 2000 Employee Stock Incentive Plan (the "Plan") for the benefit of certain employees of the Company and its subsidiaries; and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of October 23, 2001:

         1. Subparagraph (a) of Paragraph V of the Plan is hereby amended so that it reads in its entirety as follows:

                 "(a) SHARES SUBJECT TO THE PLAN. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 22,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or
                 (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.